EXHIBIT 5.2
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                        [MACLEOD DIXON LLP LOGO OMITTED]





Our File:  188574


April 21, 2004


United States Securities and Exchange Commission


Dear Sirs/Mesdames:

RE:    CANADIAN PACIFIC RAILWAY COMPANY
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Reference is made to the base shelf short form prospectus (the "Prospectus")
forming part of the registration statement on Form F-9 filed by Canadian Pacific Railway Company (the "Company") with the U.S. Securities and Exchange Commission.

We hereby consent to the reference to our firm's advice under the heading "Description of Debt Securities - Enforceability of Judgments" in the Prospectus and to our firm's name under the heading "Legal Matters" in the Prospectus.



                                                   Yours truly,


                                                   /s/ Macleod Dixon LLP
                                                   ----------------------
                                                   MACLEOD DIXON LLP





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